Calculation of Filing Fee Tables
S-8
COLLEGIUM PHARMACEUTICAL, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share - Amended and Restated 2014 Stock Incentive Plan	457(a)	1,257,606	$ 28.16	$ 35,414,184.96	0.0001531	$ 5,421.91
2	Equity	Common Stock, $0.001 par value per share - 2015 Employee Stock Purchase Plan	457(a)	314,402	$ 28.16	$ 8,853,560.32	0.0001531	$ 1,355.48
Total Offering Amounts:						$ 44,267,745.28		$ 6,777.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,777.39
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of Collegium Pharmaceutical, Inc., a Virginia corporation (the "Registrant"), which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Collegium Pharmaceutical, Inc. 2015 Employee Stock Purchase Plan (the "ESPP"). Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on March 4, 2025. Represents 1,257,606 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the Collegium Pharmaceutical, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Stock Incentive Plan") on January 1, 2025, pursuant to an "evergreen" provision contained in the Stock Incentive Plan. Pursuant to such provision in the Stock Incentive Plan, as of the first day of each fiscal year, from January 1, 2016 until the expiration of the Stock Incentive Plan, the number of shares authorized for issuance under the Stock Incentive Plan is increased by a number of shares of Common Stock equal to 4% of the total number of outstanding shares of Common Stock on December 31st of the immediately preceding calendar year or such lesser number of shares of Common Stock as determined by the Board of Directors of the Registrant.

[2]	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of Collegium Pharmaceutical, Inc., a Virginia corporation (the "Registrant"), which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Collegium Pharmaceutical, Inc. 2015 Employee Stock Purchase Plan (the "ESPP"). Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on March 4, 2025. Represents 314,402 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the ESPP on January 1, 2025, pursuant to an "evergreen" provision contained in the ESPP. Pursuant to such provision in the ESPP, as of the first day of each fiscal year, from January 1, 2016 until December 31, 2025, the number of shares authorized for issuance under the ESPP is increased by a number equal to the least of (i) 400,000 shares of Common Stock, (ii) 1% of the outstanding shares of Common Stock on such date or (iii) an amount determined by the Board of Directors of the Registrant.